Exhibit 99.1

LNB Bancorp, Inc. Reports Fourth Quarter and Full Year 2012 Results

  Fourth quarter 2012 net income of $1.64 million, up 10% from a year-ago.
  Full year 2012 net income of $6.1 million, up 22% from 2011
  Loan balances increased $39.5 million over prior year, or 4.7%.
  Nonperforming assets declined by $7 million, or 19.3% from 2011
  Repurchased approximately 25% of outstanding preferred shares with funds from earnings

LORAIN, Ohio--(BUSINESS WIRE)--January 31, 2013--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the fourth quarter and the full year ended December 31, 2012. For the fourth quarter 2012, net income was $1.64 million compared to $1.49 million for the fourth quarter of 2011. Net income available to common shareholders was $1.32 million, or $0.17 per common share, compared to $1.17 million, or $0.15 per common share, for the year-ago quarter.

“We are pleased to report another year of improved operating performance,” stated Daniel E. Klimas, president and chief executive officer of LNB Bancorp. “We continue to make progress on improving credit quality. Non-performing assets declined $5.1 million in the fourth quarter and nearly $7 million in 2012 compared to 2011. The ratio of non-performing assets to total assets at December 31, 2012, is 2.48%, down from 3.09% at the end of 2011.”

“Loans grew by 4.7% in 2012. We continue to see growth in commercial lending; recently the Small Business Administration (SBA) recognized the Company as the 4th highest SBA lender in the Cleveland metropolitan area, based on 2012 loan totals. Residential mortgage loan volume showed strong growth in 2012, with originations up 97% over 2011. The Company opened new loan offices in Solon and Hudson, expanding our sales efforts beyond Lorain County. We expect mortgage revenue to continue to grow in 2013 assuming the housing market continues to improve.”

Net income for the year ended December 31, 2012 was $6.11 million, compared with net income of $5.0 million for 2011. Net income available to common shareholders for 2012 was $4.84 million, or $0.61 per common share, compared to $3.73 million for 2011, or $0.47 per common share.

Fourth Quarter Review

Net income for the fourth quarter of 2012 was $1.64 million, up by $113,000, or 7.4%, from the third quarter of 2012, primarily as a result of a lower loan loss provision expense and net gains from sale of mortgage loans.

Operating revenue, including net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations, was $12.7 million for the fourth quarter of 2012, which was virtually unchanged from the fourth quarter of the prior year. The net interest margin (FTE) for the fourth quarter of 2012 was 3.30%, a decline of 32 basis points from the 2011 fourth quarter.

Noninterest income was $3.4 million for the fourth quarter of 2012 compared to $3.0 million for the prior-year fourth quarter. Noninterest expense was $8.64 million for the fourth quarter of 2012 compared with $8.10 million for the fourth quarter of 2011, an increase of 6.5%.

The provision for loan losses was $1.8 million in the fourth quarter of 2012, down $1 million from the 2011 fourth quarter, reflecting the Company’s improvement in credit quality. Net charge-offs were $1.8 million for the fourth quarter of 2012, or 0.79% of average loans (annualized), compared to $3.59 million, or 1.71% of average loans (annualized) in the fourth quarter of 2011.

The Company is focused on active capital management and is committed to maintaining strong capital levels while supporting balance sheet growth and enhancing returns to the Company’s shareholders. During the fourth quarter of 2012, the Company repurchased $6.3 million in par value, or approximately 25% of the outstanding shares, of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B, $1,000 per share liquidation preference, in exchange for cash at a price representing a discount to par value. The Series B Preferred Stock was originally issued by LNB in December 2008 as part of the U.S. Department of the Treasury’s Capital Purchase Program. The Treasury sold all of the Series B Preferred Stock to private investors through a modified Dutch auction that was completed in June 2012.

Full Year 2012 Review

Total assets at December 31, 2012 were $1.18 billion, up $10 million from year-end 2011. Portfolio loans grew $39.5 million to $882.5 million at December 31, 2012, an increase of 4.7% from 2011. Total deposits at December 31, 2012 were $999.6 million compared with $991.1 million at 2011 year end.

Net interest income on a fully tax-equivalent basis (FTE) for 2012 was $39.9 million compared to $39.8 million for 2011. The net interest margin was 3.49% for 2012 compared to 3.67% for 2011.

Noninterest income for 2012 was $11.7 million for 2012, compared to $11.4 million for 2011.

Noninterest expense was $34.9 million in 2012, up 2% from $34.1 million in 2011. Legal expenses related to the Treasury’s sale of TARP preferred shares to private investors and costs associated with the completion of our conversion to a new operating system were one-time expenses during 2012.

The company continues to aggressively manage credit quality. During 2012, nonperforming assets declined by nearly $7 million, or 19.3%, to $29.2 million. At year-end 2012, nonperforming assets comprised 2.48 % of total assets, compared to nonperforming assets of $36.2 million, comprising 3.09% of total assets, at year-end 2011.

Net charge-offs were $6.7 million for 2012, or 0.77 % of average loans, compared to $9.4 million in 2011, or 1.14% of average loans.

The allowance for loan losses was $17.6 million at December 31, 2012, or 2% of total loans, compared to $17.1 million at December 31, 2011, or 2.02% of total loans. For the year 2012, the provision for loan losses was $7.2 million compared to the 2011 provision of $10.4 million.

All regulatory ratios continue to exceed the threshold for “well-capitalized.” As of December 31, 2012 Tier 1 leverage ratio totaled 8.79%, Tier 1 risk-based capital ratio totaled 11.21% and Total risk-based capital ratio totaled 12.47%. Tangible leverage improved by 24 basis points to 5.97%.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and its Morgan Bank division serve customers through 20 retail-banking locations and 28 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to:

  a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets;
  changes in the interest rate environment which could reduce anticipated or actual margins;
  increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans;
  market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences;
  changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act);
  persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company’s ability to raise funding to the extent required by banking regulators or otherwise;
  significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which the Company conducts its operations;
  limitations on the Company’s ability to return capital to shareholders, including the ability to pay dividends, and the dilution of the Company’s common shares that may result from, among other things, the terms of the CPP, pursuant to which the Company issued securities to the U.S. Treasury;
  adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions;
  general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet;
  increases in deposit insurance premiums or assessments imposed on the Company by the FDIC;
  a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, that could disrupt its business;
  risks that are not effectively identified or mitigated by the Company’s risk management framework; and
  difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the SEC.

The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At December 31, 2012	At December 31, 2011
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$24,139	$34,323
Federal funds sold and interest bearing deposits in banks	6,520	6,324
Cash and cash equivalents	30,659	40,647
Securities Available for sale, at fair value	203,763	226,012
Total securities	203,763	226,012
Restricted stock	5,741	5,741
Loans held for sale	7,634	3,448
Loans:
Portfolio loans	882,548	843,088
Allowance for loan losses	(17,637)	(17,063)
Net loans	864,911	826,025
Bank premises and equipment, net	8,721	8,968
Other real estate owned	1,366	1,687
Bank owned life insurance	18,611	17,868
Goodwill, net	21,582	21,582
Intangible assets, net	594	731
Accrued interest receivable	3,726	3,550
Other assets	10,946	12,163
Total Assets	$1,178,254	$1,168,422

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$139,895	$126,713
Savings, money market and interest-bearing demand	377,287	359,977
Certificates of deposit	482,411	504,390
Total deposits	999,593	991,080
Short-term borrowings	1,115	227
Federal Home Loan Bank advances	46,508	42,497
Junior subordinated debentures	16,238	16,238
Accrued interest payable	882	1,118
Accrued taxes, expenses and other liabilities	3,774	3,988
Total Liabilities	1,068,110	1,055,148
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at December 31, 2012 and December 31, 2011.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, 18,880 shares authorized and issued at December 31, 2012 and 25,223 shares at December 31, 2011.	18,880	25,223
Discount on Series B preferred stock	(65)	(101)
Warrant to purchase common stock	-	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 8,272,548 at December 31, 2012 and 8,210,443 at December 31, 2011.	8,273	8,210
Additional paid-in capital	39,141	39,607
Retained earnings	48,767	44,080
Accumulated other comprehensive income	1,240	2,201
Treasury shares at cost, 328,194 shares at December 31, 2012 and at December 31, 2011	(6,092)	(6,092)
Total Shareholders' Equity	110,144	113,274
Total Liabilities and Shareholders' Equity	$1,178,254	$1,168,422

Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Dollars in thousands except share and per share amounts)		(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$9,556	$10,402	$39,794	$42,133
Securities:
U.S. Government agencies and corporations	991	1,253	4,677	5,847
State and political subdivisions	290	265	1,157	1,035
Other debt and equity securities	75	67	285	277
Federal funds sold and short-term investments	8	19	35	57
Total interest income	10,920	12,006	45,948	49,349

Interest Expense
Deposits	1,336	1,836	5,944	8,367
Federal Home Loan Bank advances	224	263	865	1,053
Short-term borrowings	1	-	1	2
Junior subordinated debenture	171	175	699	686
Total interest expense	1,732	2,274	7,509	10,108
Net Interest Income	9,188	9,732	38,439	39,241
Provision for Loan Losses	1,800	2,808	7,242	10,353
Net interest income after provision for loan losses	7,388	6,924	31,197	28,888

Noninterest Income
Investment and trust services	373	359	1,563	1,610
Deposit service charges	953	1,064	3,811	4,079
Other service charges and fees	768	752	3,082	3,246
Income from bank owned life insurance	241	198	742	722
Other income	263	144	877	330
Total fees and other income	2,598	2,517	10,075	9,987
Securities gains, net	143	325	189	832
Gains on sale of loans	659	291	1,575	889
Loss on sale of other assets, net	(24)	(135)	(92)	(293)
Total noninterest income	3,376	2,998	11,747	11,415

Noninterest Expense
Salaries and employee benefits	4,581	3,795	16,768	15,944
Furniture and equipment	958	789	4,060	3,088
Net occupancy	543	541	2,207	2,310
Professional fees	595	473	2,034	1,854
Marketing and public relations	277	241	1,231	1,002
Supplies, postage and freight	308	281	1,091	1,107
Telecommunications	195	180	731	727
Ohio Franchise tax	305	399	1,232	1,298
FDIC assessments	172	380	1,304	1,749
Other real estate owned	156	80	570	1,021
Electronic banking expenses	40	231	722	899
Loan and collection expense	99	278	1,150	1,364
Other expense	405	436	1,803	1,781
Total noninterest expense	8,634	8,104	34,903	34,144
Income before income tax expense	2,130	1,818	8,041	6,159
Income tax expense	491	329	1,934	1,156

Net Income	$1,639	$1,489	$6,107	$5,003
Dividends and accretion on preferred stock	310	320	1,266	1,276

Net Income Available to Common Shareholders	$1,329	$1,169	$4,841	$3,727

Net Income Per Common Share
Basic	$0.17	$0.15	$0.61	$0.47
Diluted	0.17	0.15	0.61	0.47
Dividends declared	0.01	0.01	0.04	0.04
Average Common Shares Outstanding
Basic	7,944,354	7,880,249	7,939,433	7,880,249
Diluted	7,949,118	7,880,249	7,943,888	7,880,249

Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
END OF PERIOD BALANCES	2012	2012	2012	2012	2011	2012	2011
Cash and Cash Equivalents	$30,659	$28,527	$56,619	$44,112	$40,647	$30,659	$40,647
Securities	203,763	235,334	228,788	231,851	226,012	203,763	226,012
Restricted stock	5,741	5,741	5,741	5,741	5,741	5,741	5,741
Loans held for sale	7,634	3,380	1,207	4,462	3,448	7,634	3,448
Portfolio loans	882,548	885,715	867,459	862,220	843,088	882,548	843,088
Allowance for loan losses	17,637	17,587	17,300	17,115	17,063	17,637	17,063
Net loans	864,911	868,128	850,159	845,105	826,025	864,911	826,025
Other assets	65,546	65,519	65,431	67,823	66,549	65,546	66,549
Total assets	$1,178,254	$1,206,629	$1,207,945	$1,199,094	$1,168,422	$1,178,254	$1,168,422
Total deposits	999,593	1,021,709	1,023,553	1,016,166	991,080	999,593	991,080
Other borrowings	63,861	64,720	64,560	64,628	58,962	63,861	58,962
Other liabilities	4,656	4,123	4,296	4,240	5,106	4,656	5,106
Total liabilities	1,068,110	1,090,552	1,092,409	1,085,034	1,055,148	1,068,110	1,055,148
Total shareholders' equity	110,144	116,077	115,537	114,061	113,274	110,144	113,274
Total liabilities and shareholders' equity	$1,178,254	$1,206,629	$1,207,945	$1,199,094	$1,168,422	$1,178,254	$1,168,422

AVERAGE BALANCES
Assets:
Total assets	$1,198,845	$1,202,425	$1,206,297	$1,176,454	$1,168,340	$1,196,005	$1,167,661
Earning assets*	1,124,703	1,128,665	1,122,918	1,093,618	1,082,438	1,117,489	1,085,412
Securities	224,876	233,153	226,476	222,832	224,778	226,827	229,920
Portfolio loans	883,228	876,817	866,909	856,364	833,811	869,455	823,962
Liabilities and shareholders' equity:
Total deposits	$1,013,808	$1,016,029	$1,022,428	$993,839	$991,105	$1,011,511	$991,523
Interest bearing deposits	870,551	872,309	885,922	869,107	866,037	874,434	869,737
Interest bearing liabilities	935,239	939,268	950,647	933,033	925,530	939,520	929,461
Total shareholders' equity	116,573	115,666	115,281	114,156	112,925	115,423	111,809

INCOME STATEMENT
Total Interest Income	$10,920	$11,290	$11,845	$11,677	$12,006	$45,948	$49,349
Total Interest Expense	1,732	1,843	1,912	2,022	2,274	7,509	10,108
Net interest income	9,188	9,447	9,933	9,655	9,732	38,439	39,241
Provision for loan losses	1,800	1,875	1,667	1,900	2,808	7,242	10,353
Other income	2,598	2,592	2,384	2,581	2,517	10,075	9,987
Net gain on sale of assets	778	441	159	294	481	1,672	1,428
Noninterest expense	8,634	8,542	9,047	8,544	8,104	34,903	34,144
Income before income taxes	2,130	2,063	1,762	2,086	1,818	8,041	6,159
Income tax expense	491	538	324	581	329	1,934	1,156
Net income	1,639	1,525	1,438	1,505	1,489	6,107	5,003
Preferred stock dividend and accretion	310	319	318	319	320	1,266	1,276
Net income available to common shareholders	$1,329	$1,206	$1,120	$1,186	$1,169	$4,841	$3,727
Common cash dividend declared and paid	$79	$79	$79	$79	$79	$317	$316

Net interest income-FTE (1)	$9,339	$9,592	$10,093	$9,806	$9,877	$39,050	$39,833
Pre-provision core earnings	3,930	3,938	3,429	3,986	4,626	15,283	16,512

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2012	2012	2012	2012	2011	2012	2011
PER SHARE DATA
Basic net income per common share	$0.17	$0.15	$0.14	$0.15	$0.15	$0.61	$0.47
Diluted net income per common share	0.17	0.15	0.14	0.15	0.15	0.61	0.47
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01	0.04	0.04
Book value per common shares outstanding	11.50	11.45	11.38	11.19	11.18	11.50	11.18
Tangible book value per common shares outstanding**	8.70	8.65	8.58	8.39	8.35	8.70	8.35
Period-end common share market value	5.90	6.09	6.58	6.94	4.70	5.90	4.70
Market as a % of book	51.32%	53.20%	57.82%	61.99%	42.04%	51.32%	42.04%
Basic average common shares outstanding	7,944,354	7,944,354	7,944,354	7,924,562	7,882,249	7,939,433	7,880,249
Diluted average common shares outstanding	7,949,537	7,949,118	7,950,539	7,925,368	7,882,249	7,943,888	7,880,249
Common shares outstanding	7,944,354	7,944,354	7,944,354	7,944,354	7,882,249	7,944,354	7,882,249

KEY RATIOS
Return on average assets (2)	0.54%	0.50%	0.48%	0.51%	0.51%	0.51%	0.43%
Return on average common equity (2)	5.59%	5.25%	5.02%	5.30%	5.23%	5.29%	4.47%
Efficiency ratio	67.91%	67.66%	71.60%	67.38%	62.94%	68.71%	66.63%
Noninterest expense to average assets (2)	2.87%	2.83%	3.02%	2.92%	2.75%	2.92%	2.92%
Average equity to average assets	9.72%	9.62%	9.56%	9.70%	9.67%	9.65%	9.58%
Net interest margin (FTE) (1)	3.30%	3.38%	3.61%	3.61%	3.62%	3.49%	3.67%
Common stock dividend payout ratio	5.98%	6.59%	7.10%	6.68%	6.74%	6.56%	8.46%
Common stock market capitalization	$46,872	$48,381	$52,274	$55,134	$37,047	$46,872	$37,047

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,587	$17,300	$17,115	$17,063	$17,845	17,063	16,136
Provision for loan losses	1,800	1,875	1,667	1,900	2,808	7,242	10,353
Charge-offs	2,201	1,681	1,621	2,076	3,747	7,579	10,109
Recoveries	451	93	139	228	157	911	683
Net charge-offs	1,750	1,588	1,482	1,848	3,590	6,668	9,426
Allowance for loan losses, end of period	$17,637	$17,587	$17,300	$17,115	$17,063	$17,637	$17,063

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	5.97%	5.79%	5.73%	5.65%	5.73%	5.97%	5.73%
Average equity to assets	9.72%	9.62%	9.56%	9.70%	9.67%	9.65%	9.58%
Average equity to loans	13.20%	13.19%	13.30%	13.33%	13.54%	13.28%	13.57%
Average loans to deposits	87.12%	86.30%	84.79%	86.17%	84.13%	85.96%	83.10%
Tier 1 leverage ratio (3)	8.79%	9.17%	8.78%	8.87%	8.80%	8.79%	8.80%
Tier 1 risk-based capital ratio (3)	11.21%	11.71%	11.46%	11.37%	11.39%	11.21%	11.39%
Total risk-based capital ratio (3)	12.47%	12.97%	13.97%	13.94%	14.01%	12.47%	14.01%

Nonperforming Assets
Nonperforming loans	$27,796	$32,584	$34,993	$36,870	$34,471	$27,796	$34,471
Other real estate owned	1,366	1,653	1,506	1,845	1,687	1,366	1,687
Total nonperforming assets	$29,162	$34,237	$36,499	$38,715	$36,158	$29,162	$36,158

Ratios
Total nonperforming loans to total loans	3.15%	3.68%	4.03%	4.28%	4.09%	3.15%	4.09%
Total nonperforming assets to total assets	2.48%	2.84%	3.02%	3.23%	3.09%	2.48%	3.09%
Net charge-offs to average loans (2)	0.79%	0.72%	0.69%	0.87%	1.71%	0.77%	1.14%
Provision for loan losses to average loans (2)	0.81%	0.85%	0.77%	0.89%	1.34%	0.83%	1.26%
Allowance for loan losses to portfolio loans	2.00%	1.99%	1.99%	1.98%	2.02%	2.00%	2.02%
Allowance to nonperforming loans	63.45%	53.97%	49.44%	46.42%	49.50%	63.45%	49.50%
Allowance to nonperforming assets	60.48%	51.37%	47.40%	44.21%	47.19%	60.48%	47.19%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
(3) 12-31-12 ratio is estimated.
* Earning Assets includes Loans Held for Sale
* * Non-GAAP measures.

Reconciliation of Pre-Provision Core Earnings*

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Pre-provision Core Earnings*	$3,930	$4,626	$15,283	$16,512
Provision for Loan Losses	1,800	2,808	7,242	10,353
Income before income tax expense	$2,130	$1,818	$8,041	$6,159

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, Senior Vice President, 440-244-7126